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                                                                    Exhibit 99.6

                         ACCEL INTERNATIONAL CORPORATION
                                 RIGHTS OFFERING

                          NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker or other nominee holder of Rights ( Rights") to purchase shares of Common Stock, par value $.10 per share ( Common Stock"), of ACCEL International Corporation (the Company") pursuant to the rights offering (the "Rights Offering") described and provided for in the Company's prospectus dated ____, 1996, (the Prospectus"), hereby certifies to the Company and to National City Bank, as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of beneficial owners thereof, (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Oversubscription Privilege (as defined in the Prospectus); (2) the undersigned has listed below each such exercised Basic Subscription and the corresponding Oversubscription Privilege (without identifying any such beneficial owner) and (3) each such beneficial owner's Basic Subscription has been exercised to the fullest extent possible:

        Number of Rights       Number of Shares
     Exercised Pursuant to  Subscribed for Pursuant
       Basic Subscription     to Oversubscription    Rights Certificate
           Privilege               Privilege               Number
   -----------------------------------------------------------------------------
1.  ______________________  _______________________  _________________________
2.  ______________________  _______________________  _________________________
3.  ______________________  _______________________  _________________________
4.  ______________________  _______________________  _________________________
5.  ______________________  _______________________  _________________________
6.  ______________________  _______________________  _________________________
7.  ______________________  _______________________  _________________________
8.  ______________________  _______________________  _________________________
9.  ______________________  _______________________  _________________________
10. ______________________  _______________________  _________________________


                                                   ___________________________
                                                   Name of Nominee Holder


Depository Participant Number (if applicable)      ___________________________
                                                   Address

________________________________________

Basic Subscription Confirmation Number(s)          By:________________________
                                                   Name:______________________
                                                   Title:_____________________
________________________________________           Telephone Number:__________